Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-264756

PROSPECTUS SUPPLEMENT

(To prospectus dated May 6, 2022)

Up to $200,000,000

Common Stock

Kennedy-Wilson Holdings, Inc.

On May 6, 2022, we entered into an equity distribution agreement (as may be amended from time to time, the “equity distribution agreement”), with BofA Securities, Inc., Deutsche Bank Securities Inc., Evercore Group L.L.C., and J.P. Morgan Securities LLC (collectively, the “agents”) and the forward purchasers (as defined below), relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of our common stock having an aggregate gross sales price of up to $200 million through the agents, as our sales agents, or, if applicable, as forward sellers, or directly to the agents acting as principals. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements, with any of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch or one of their respective affiliates (in such capacity, collectively, the “forward purchasers”). If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to any agent, when acting as sales agent for the relevant forward purchaser, as a “forward seller.” Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to the “related” or “relevant” forward purchaser mean, with respect to any agent, the affiliate of such agent that is acting as forward purchaser or, if applicable, such agent acting in its capacity as forward purchaser. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

Each agent will receive from us a commission that will not exceed, but may be lower than, 2% of the gross sales price of shares of our common stock sold through it as our sales agent. Under the terms of the equity distribution agreement, we may also sell shares of our common stock to each of the agents, as principal, at a price agreed upon at the time of sale. If we sell shares of our common stock to any agent as principal, we will enter into a separate terms agreement with the agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the applicable agent, acting as forward seller, will receive, a commission in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2% of the gross sales price per share of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The agents are not required to sell any specific number or dollar amount of shares of our common stock but will use their commercially reasonable efforts consistent with their normal trading and sales practices as our sales agents or as forward sellers and subject to the terms of the equity distribution agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement to sell the shares of our common stock offered by this prospectus supplement, as instructed by us and, in the case of shares offered through such agents as forward sellers, the relevant forward purchaser. The shares of our common stock offered and sold through the agents, as our sales agents or as forward sellers, pursuant to the equity distribution agreement will be offered and sold through only one agent on any given day.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the equity distribution agreement having an aggregate gross sales price of $200 million and (2) the termination of the equity distribution agreement by us, the agents or the forward purchasers.

Shares of our common stock trade on the NYSE under the symbol “KW.” On May 5, 2022, the last sale price of shares of our common stock as reported on the NYSE was $21.97 per share.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should read the material risks of investing in our common stock included or referred to under the heading “Risk Factors” beginning on page S-2 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

J.P. Morgan	BofA Securities

Deutsche Bank Securities	Evercore ISI

The date of this prospectus supplement is May 6, 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time.

We have not, and the agents and the forward purchasers have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, the agents or the forward purchasers takes any responsibility for, or provides any assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information in the more recent document.

Before you decide to invest in our common stock, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits thereto) and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under the caption “Incorporation of Certain Information by Reference.”

We are not making offers to sell, or soliciting offers to purchase, any shares of our common stock in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries collectively.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, including the information included or referred to in the “Risk Factors” section, the historical financial statements and the notes to those financial statements. As used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries collectively. Certain terms used below are defined in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is incorporated by reference in this prospectus supplement.

Overview

We are a global real estate investment company. We own, operate, and develop real estate with the objective of maximizing earnings over the long run for ourselves and our equity partners. We focus primarily on multifamily and office properties located in the Western United States, the United Kingdom and Ireland.

Our investment activities in our Consolidated Portfolio (as defined below) involve ownership of multifamily units, office, retail and industrial space and one hotel. Our ownership interests in such consolidated properties make up our Consolidated Portfolio (“Consolidated Portfolio”) business segment as discussed in further detail in our Annual Report on Form 10-K, which is incorporated herein by reference.

In addition to investing our shareholders’ capital, we invest capital on behalf of our partners in real estate and real estate-related assets through our co-investment portfolio. This fee-bearing capital represents total third-party committed or invested capital that we manage in our joint ventures and commingled funds that entitle us to earn fees, including, without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.

Conflicts of Interest

The forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

Corporate Information

Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks described below and those set forth under the heading “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC on February 25, 2022 and which is incorporated by reference into this prospectus supplement, as well as the other information in that Annual Report and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which we filed with the SEC on May 5, 2022 and which is incorporated by reference into this prospectus supplement, and in the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference.”

The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer.

Risks Related to this Offering and any Forward Sale Agreement

You may experience significant dilution as a result of this offering and any forward sale agreement, which may adversely affect the per share market price of our common stock.

This offering and any forward sale agreements we may enter into with any of the forward purchasers may have a dilutive effect on our earnings per share and other operating metrics after giving effect to the issuance of our common stock, including the sale by us of shares in this offering or pursuant to any forward sale agreements, and the receipt of the expected net proceeds. The actual amount of dilution from this offering or any forward sale agreement, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the number of shares of our common stock issued, the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering or any forward sale agreement, or otherwise, or as a result of the perception or expectation that such sales could occur.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from this offering or from the settlement of any forward sale agreement. We intend to use any net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the agents and any net proceeds we receive pursuant to any forward sale agreements with the relevant forward purchasers for general corporate purposes, which may include repaying amounts outstanding under our unsecured credit facility. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each forward purchaser will have the right to accelerate any forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

The forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common stock at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, then such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, then we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser. See “Plan of Distribution—Sales Through Forward Sellers.”

The purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our shares under those agreements.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, then any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, then we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.

Non-U.S. Holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A Non-U.S. Holder (as defined hereinafter) of our common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, Non-U.S. Holders of our common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange or other disposition of, such stock. If our common stock is “regularly traded on an established securities market” as defined by applicable Treasury Regulations, Non-U.S. Holders generally will not be subject to such U.S. federal withholding tax, and Non-U.S. Holders of 5% or less of our common stock generally will not be subject to such U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock. See “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page S-2 of this prospectus supplement, and in our reports filed from time to time with the SEC and incorporated by reference herein. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We intend to use any net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the agents and any net proceeds we receive pursuant to any forward sale agreements with the relevant forward purchasers for general corporate purposes, which may include repaying amounts outstanding under our unsecured credit facility.

If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. For additional information, see “Plan of Distribution—Conflicts of Interest.”

As of the date of this prospectus supplement, $250.0 million principal amount was outstanding under our unsecured credit facility. Loans under our unsecured credit facility bear interest at a rate equal to LIBOR plus between 1.75% and 2.50%, depending on the consolidated leverage ratio as of the applicable measurement date, and mature on March 25, 2024.

For additional information, see “Plan of Distribution—Other Relationships.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	except to the extent discussed below, persons that own, or are deemed to own, more than 5% of our common stock;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Any distributions of cash or property we make on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute returns of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for withholding purposes, we may treat the entire distribution as a dividend. However, amounts withheld would generally be refundable, subject to the discussion below under “—Sale or Other Taxable Disposition,” if it were subsequently determined that the distribution was, in fact, not a dividend for U.S. federal income tax purposes, provided that certain conditions are met.

Subject to the discussions below on effectively connected income, backup withholding and FATCA (defined below), dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or W-8BEN-E, or other applicable documentation. If a Non-U.S. Holder holds our common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Unless our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and the Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the distribution and the Non-U.S. Holder’s holding period, if we are considered a USRPHC (defined below), and a distribution on our common stock may exceed our current and accumulated earnings and profits, we or another applicable withholding agent may withhold with respect to such distribution either by treating the entire distribution as a dividend, subject to the withholding rules described in the preceding two paragraphs (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty. We believe, but cannot guarantee, that shares of our common stock will continue to be regularly traded on an established securities market.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we currently are a USRPHC. If we are a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder generally will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition and the Non-U.S. Holder’s holding period. We believe, but cannot guarantee, that shares of our common stock will continue to be regularly traded on an established securities market. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under the third bullet point above, the Non-U.S. Holder would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a United States person, and the Non-U.S. Holder would be required to file a U.S. tax return with respect to such gain. In addition, if shares of our common stock were not regularly traded on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 15% of the purchase price, which withholding would be creditable against any income tax liability described in the previous sentence and generally refundable to the extent in excess thereof. Non-U.S. Holders should consult their advisors about the U.S. federal income tax consequences that could result from our status as a USRPHC.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding on Payments Made to Foreign Accounts

Withholding may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

On May 6, 2022, we entered into an equity distribution agreement with the agents and the forward purchasers relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreement, we may from time to time offer and sell shares of our common stock having an aggregate gross sales price of up to $200 million through the agents, as our sales agents or, if applicable, as forward sellers, or directly to the agents acting as principals.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including (1) by means of ordinary brokers’ transactions on the NYSE, at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by us, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the agents, we may enter into separate forward sale agreements, with any of the forward purchasers. If we enter into a forward sale agreement with any such forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

The agents, as our sales agents or as forward sellers, will offer shares of our common stock subject to the terms and conditions of the equity distribution agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement, on a daily basis or as otherwise agreed upon by us, the agents and any relevant forward purchasers. However, shares of our common stock will be offered and sold through only one agent on any given day. We will designate the maximum number of shares of our common stock to be sold through the agents on a daily basis, or otherwise as we, the agents and the relevant forward purchasers agree, and the minimum price per share at which such shares may be sold. Subject to the equity distribution agreement, the agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf or, in the case of shares offered through such agents as forward sellers, on the behalf of the relevant forward purchasers, all of the common stock so designated. We may instruct the agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the agents may suspend the offering of shares of our common stock being made through the agents under the equity distribution agreement upon proper notice to the other parties.

In connection with the sale of shares of our common stock on our behalf, an agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to an agent may be deemed to be an underwriting commission or discount. We have agreed in the equity distribution agreement to provide indemnification and contribution to the agents and the forward purchasers against certain civil liabilities, including liabilities under the Securities Act.

If we or any agent has reason to believe the common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly so notify the other parties, and sales of shares of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the agents.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the equity distribution agreement having an aggregate gross sales price of $200 million and (2) the termination of the equity distribution agreement, pursuant to its terms, by us, the agents or the forward purchasers.

Commissions and Discounts

Each agent will receive from us a commission that will not exceed, but may be lower than, 2% of the gross sales price of shares of our common stock sold through it as our sales agent under the equity distribution agreement.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to any of the agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to an agent as principal, we will enter into a separate terms agreement with that agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

In connection with each forward sale agreement, the applicable agent, acting as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2% of the gross sales price per share of the borrowed shares of our common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

We estimate that the total expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the equity distribution agreement, excluding commissions and discounts payable to the agents but including expenses paid prior to the date of this prospectus supplement and any transaction fees, transfer taxes or similar charges imposed by any governmental or self-regulatory organization in connection with the sales, will be approximately $475,000.

If an aggregate gross sales price of shares of our common stock of at least $25,000,000 have not been sold under the equity distribution agreement by the third anniversary of the equity distribution agreement (or such earlier date on which we terminate the equity distribution agreement), then we will reimburse the agents and the forward purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the agents and the forward purchasers incurred in connection with the equity distribution agreement and any forward sale agreement, subject to a maximum reimbursement of $100,000.

Settlement Procedures

Each agent will provide written confirmation to us following the close of trading on the NYSE on each day during which shares of our common stock was sold by it under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds from the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to the agent.

Settlement for sales of shares of our common stock (other than those to be sold in connection with a forward sale agreement) will occur, unless the parties agree otherwise, on the second business day following the date on which such sales were made in return for payment of the proceeds to us, net of compensation paid by us to the applicable agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant agent directing such agent, as forward seller, to sell the applicable borrowed shares of our common stock on behalf of the relevant forward purchaser. Upon its acceptance of such instructions, such agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock, as forward seller on behalf of such forward purchaser, on the terms and subject to the conditions set forth in the equity distribution agreement. We may instruct such agent as to the amount of common stock to be sold by it as forward seller and may also instruct such agent not to sell such common stock if the sales cannot be effected at or above a price designated by us. We or the applicable agent may at any time immediately suspend the offering of shares of our common stock through such agent, as forward seller, upon notice to the other parties.

Pursuant to each forward sale agreement, if any, we will have the right to issue and deliver to the forward purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant agent, acting as forward seller, during the applicable forward selling period for such shares to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not receive any proceeds from any sale of borrowed shares of our common stock through an agent, acting as forward seller, and all of such net proceeds will be paid to the relevant forward purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share and funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such forward purchaser.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

Each forward purchaser will have the right to accelerate any forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in

(1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) such forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information.”

Reporting

We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of shares of our common stock sold through the agents under the equity distribution agreement and any forward sale agreement, the net proceeds to us and the compensation paid by us to the agents in connection with the sales of shares of our common stock.

Conflicts of Interest

The forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

Other Relationships

The agents, the forward purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents, the forward purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

As of the date of this prospectus supplement, affiliates of certain of the agents in this offering are lenders under our unsecured credit facility. As described above under “Use of Proceeds,” we may use the net proceeds we receive from this offering or from any forward sale agreement to repay borrowings outstanding under our unsecured credit facility, and such affiliates of the applicable agents therefore may receive their proportionate shares of amounts repaid with the net proceeds from this offering or from any forward sale agreement.

In addition, in the ordinary course of their various business activities, the agents, the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and instruments. The agents, the forward purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

If we enter into a forward sale agreement with any forward purchaser, then we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as forward seller, shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an agent or an affiliate of an agent. As a result, an agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. For additional information, see “—Conflicts of Interest.”

LEGAL MATTERS

Certain matters will be passed on for us by Latham & Watkins LLP, Los Angeles, California. Davis Polk & Wardwell LLP, New York, New York will act as counsel to the agents and the forward purchasers.

EXPERTS

The consolidated financial statements and schedule of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of KW-G Multifamily Venture 1, LLC and its subsidiaries as of December 31, 2021 and for the period from June 25, 2021 (Inception) through December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Our website at http://www.kennedywilson.com contains information about us. On the Investor Relations page of our website, we provide access to all of our SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. Except for the documents listed below, the information contained in, or that can be accessed from, our website, and the information accessible from our website, are not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider them a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that we file with the SEC to be incorporated by reference, which means that we may disclose important information to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. The following documents are incorporated by reference:

•

our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (File No. 001-33824), as amended by Amendment No.  1 thereto, filed with the SEC on March 31, 2022 (File No. 001-33824);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022 (File No. 001-33824);

•	our Current Reports on Form 8-K, filed with the SEC on February 23, 2022 (excluding Item 7.01 and Exhibit 99.1) and March 8, 2022(File No. 001-33824);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022 (File No. 001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2021;

•

the description of our common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of the offering covered by this prospectus supplement.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus supplement, except as modified or superseded.

Information that is “furnished to” the SEC will not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement relating to this prospectus supplement.

Each person, including any beneficial owner, to whom this prospectus supplement or the accompanying prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement or the accompanying prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

Attn: Secretary

PROSPECTUS

KENNEDY-WILSON HOLDINGS, INC.

KENNEDY-WILSON, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

Kennedy-Wilson Holdings, Inc. (“Kennedy-Wilson Holdings”) may offer and sell (i) shares of its common stock, (ii) shares of its preferred stock, which may be issued in one or more series and may be convertible into shares of Kennedy-Wilson Holdings’ common stock, (iii) warrants to purchase its common stock or preferred stock and (iv) debt securities, which may be senior, senior subordinated or subordinated. The debt securities offered and sold by Kennedy-Wilson Holdings may be fully and unconditionally guaranteed by one or more of its subsidiaries. In addition, Kennedy-Wilson, Inc. (“Kennedy-Wilson”) may offer and sell debt securities, which may be senior, senior subordinated or subordinated. The debt securities offered and sold by Kennedy-Wilson will be fully and unconditionally guaranteed by Kennedy-Wilson Holdings and also may be fully and unconditionally guaranteed by one or more of Kennedy-Wilson’s subsidiaries. Any debt that may be issued pursuant to this prospectus may be secured and may be convertible into, or exchangeable for, common stock or preferred stock of Kennedy-Wilson Holdings.

Kennedy-Wilson Holdings and Kennedy-Wilson are sometimes referred to in this prospectus as the “issuers.”

The common stock, preferred stock, warrants, debt securities and guarantees being offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” The securities may be offered from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

The specific terms of the securities will be provided in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

The securities may be offered directly by the applicable issuer, through agents designated from time to time or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Kennedy-Wilson Holdings’ common stock is listed on the New York Stock Exchange under the trading symbol “KW.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

The principal executive offices of the issuers are located at 151 S El Camino Drive, Beverly Hills, California, and their telephone number is (310) 887-6400.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE PERIODIC REPORTS FILED BY THE ISSUERS, IN ANY PROSPECTUS SUPPLEMENT RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER DOCUMENTS THAT THE ISSUERS FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2022

Neither issuer has authorized anyone to provide you with information or make any representation other than that contained or incorporated by reference in this prospectus, in an accompanying prospectus supplement or in any free writing prospectus authorized by the applicable issuer in respect of the relevant offering. The issuers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The issuers may use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

i

RISK FACTORS

An investment in the securities involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, including the risk factors set forth in Kennedy-Wilson Holdings’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement before making a decision to invest in the securities. If any of the risks occur, the applicable issuer’s business, financial condition and operating results may be materially adversely affected. In that event, the trading price of the securities could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus. For more information, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that the issuers have filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration process, the issuers may sell securities, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. You are urged to read this prospectus, any prospectus supplement and any other offering material (including a free writing prospectus) prepared by or on behalf of the applicable issuer for a specific offering of securities, together with additional information described under the heading “Where You Can Find Additional Information” on page 4 of this prospectus. Neither issuer has authorized anyone to provide you with different information or make any representation other than that contained or incorporated by reference in this prospectus, in an accompanying prospectus supplement or in any free writing prospectus authorized by the applicable issuer in respect of the relevant offering. The issuers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The issuers are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. The issuers’ business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The issuers may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 25 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

KENNEDY-WILSON HOLDINGS, INC.

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

We are a global real estate investment company. We own, operate and develop real estate with the objective of maximizing earnings over the long run for ourselves and our equity partners. We focus primarily on multifamily and office properties located in the Western United States, the United Kingdom and Ireland.

Our investment activities in our Consolidated Portfolio (as defined below) involve ownership of multifamily units, office, retail and industrial space and one hotel. Our ownership interests in such consolidated properties make up our Consolidated Portfolio (“Consolidated Portfolio”) business segment as discussed in further detail in our Annual Report on Form 10-K, which is incorporated herein by reference.

In addition to investing our shareholders’ capital, we invest capital on behalf of our partners in real estate and real estate-related assets through our co-investment portfolio. This fee-bearing capital represents total third-party committed or invested capital that we manage in our joint ventures and commingled funds that entitle us to earn fees, including, without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.

Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The issuers have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. Kennedy-Wilson Holdings files annual, quarterly and current reports and other information with the SEC.

The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as Kennedy-Wilson Holdings, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Kennedy-Wilson Holdings’ corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that Kennedy-Wilson Holdings files with the SEC to be incorporated by reference, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings are deemed to be incorporated by reference:

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our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (File No.  001-33824), as amended by Amendment No. 1 thereto, filed with the SEC on March 31, 2022 (File No. 001-33824);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022 (File No. 001-33824);

•	our Current Reports on Form 8-K, filed with the SEC on February 23, 2022 (excluding Item 7.01 and Exhibit 99.1) and March 8, 2022 (File No. 001-33824);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022 (File No.  001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•

the description of Kennedy-Wilson Holdings’ common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus supplement and this prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with, the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or Proxy Statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

Attn: Senior Vice President, Deputy General Counsel and Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In addition, this report contains information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness.

Any such forward-looking statements, whether made in this registration statement or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”). Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

The issuers intend to use the net proceeds, if any, from the sale of the securities in the manner that will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and guarantees that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001. As of May 3, 2022, 137,790,768 shares of common stock were issued and outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. In the case of an election of directors, where a quorum is present, a majority of the votes case will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election. There is no cumulative voting with respect to the election of directors.

The prospectus supplement relating to an issuance of our common stock will include a discussion of any material United States federal income tax consequences applicable to an investment in that common stock.

DESCRIPTION OF PREFERRED STOCK

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

General. Our amended and restated certificate of incorporation provides that we may issue up to 1,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. As of the date of this prospectus, 300,000 shares of our authorized preferred stock were designated as our 5.75% Series A Cumulative Perpetual Convertible Preferred Stock and were outstanding and 300,000 shares of our authorized preferred stock were designated as our 4.75% Series B Cumulative Perpetual Preferred Stock and were outstanding. Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, the designations, powers, and preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series of preferred stock. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management by diluting the stock ownership or voting rights of a person seeking to obtain control of the company or remove existing management. As of the date of this prospectus, no shares of our preferred stock were issued and outstanding.

The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants, or upon the conversion of any debt securities, that we issue pursuant to this prospectus. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the provision for a sinking fund, if any, for such preferred stock;

•	the provision for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	preemptive rights, if any;

•	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any voting rights of such preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The prospectus supplement relating to an issuance of any class or series of preferred stock will include a discussion of any material United States federal income tax consequences applicable to an investment in that preferred stock.

Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (i) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights. The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock. The number of authorized shares of preferred stock may be increased by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the resolutions adopted by the board of directors for such series. Our board of directors has the power to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Dividend Limitations. The payment of dividends, if ever, on the preferred stock will be subject to compliance with any applicable limitations in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement.

DESCRIPTION OF WARRANTS

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. As of the date of this prospectus, 13,043,478 warrants to purchase shares of our common stock were outstanding. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

The prospectus supplement relating to a particular issue of warrants will include a discussion of any material United States federal income tax consequences applicable to an investment in those warrants.

After the warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES

This prospectus covers the offer and sale of debt securities of Kennedy-Wilson Holdings or of Kennedy-Wilson. As used in this section, the term “applicable issuer” refers to Kennedy-Wilson Holdings, in the case of debt securities of Kennedy-Wilson Holdings, or Kennedy-Wilson, in the case of debt securities of Kennedy-Wilson, in each case excluding any of the issuers’ respective subsidiaries, unless expressly stated or the context requires otherwise.

Any debt securities of Kennedy-Wilson offered and sold pursuant to this prospectus will be fully and unconditionally guaranteed by Kennedy-Wilson Holdings and may also be fully and unconditionally guaranteed by one or more of its subsidiaries.

The Indentures Relating to this Prospectus

Any debt securities offered and sold pursuant to this prospectus will be issued under one of the following indentures (including any supplements to the indentures listed below):

•	that certain indenture, which we refer to as the “form base indenture,” dated as of March 25, 2014, between Kennedy-Wilson and Wilmington Trust, National Association, as trustee; or

•	an indenture, which we refer to as a “new base indenture,” to be entered into between (1) Kennedy-Kennedy-Wilson or Kennedy Wilson Holdings and (2) the trustee to be named therein.

For purposes of this description, the term “applicable base indenture” means the 2014 base indenture or the new base indenture, as applicable, pursuant to which a particular series of debt securities will be issued.

The Series of Debt Securities that May Be Offered and Sold Pursuant to this Prospectus

Debt securities issued pursuant to an applicable base indenture may consist of:

•

an existing series of debt securities of Kennedy-Wilson, titled the 4.750% Senior Notes due 2029, which we refer to as the “2029 notes,” to be issued pursuant to the form base indenture, as amended by that certain supplemental indenture dated as of February 11, 2021 among Kennedy-Wilson, the guarantor parties thereto and Wilmington Trust, National Association, as trustee;

•

an existing series of debt securities of Kennedy-Wilson, titled the 4.750% Senior Notes due 2030, which we refer to as the “2030 notes,” to be issued pursuant to the form base indenture, as amended by that certain supplemental indenture dated as of August 23, 2021 among Kennedy-Wilson, the guarantor parties thereto and Wilmington Trust, National Association, as trustee;

•

an existing series of debt securities of Kennedy-Wilson, titled the 5.000% Senior Notes due 2031, which we refer to as the “2031 notes,” to be issued pursuant to the form base indenture, as amended by that certain supplemental indenture dated as of February 11, 2021 among Kennedy-Wilson, the guarantor parties thereto and Wilmington Trust, National Association, as trustee; or

•	a new series of debt securities of Kennedy-Wilson or Kennedy-Wilson Holdings, which we refer to as “new debt securities,” to be issued pursuant to the form base indenture or a new base indenture.

The terms of any 2029 notes, 2030 notes or 2031 notes we may offer and sell pursuant to this prospectus will be described in a supplement to this prospectus. The basic terms of any new series of debt securities we may issue pursuant to this prospectus are described below, and the specific terms of any such new series of debt securities (including any variations to the basic terms described below) will be described in a supplement to this prospectus.

Terms of New Series of Debt Securities

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain general terms and provisions of any new debt securities that may be offered under this prospectus. When a particular series of new debt securities is offered and sold, a description of the specific terms of the series will be included in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of new debt securities.

The new debt securities that may be offered pursuant to this prospectus may be senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a supplement to this prospectus, the new debt securities will be the direct, unsecured obligations of the applicable issuer and may be issued in one or more series.

The new debt securities will be issued pursuant to the applicable base indenture between the applicable issuer and a trustee, which will be named in the applicable supplement to this prospectus (or, in the case of new debt securities to be issued pursuant to the form base indenture (which will govern the terms of such securities), Wilmington Trust, National Association, or any successor trustee). Select portions of the applicable base indenture are summarized below. The summary is not complete. The form of each applicable base indenture, which may be modified prior to an offering, has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the applicable base indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the applicable base indenture.

General

The terms of each series of new debt securities will be established by or pursuant to a resolution of the applicable issuer’s board of directors and set forth or determined in the manner provided in a resolution of such board of directors, in an officer’s certificate or by a supplemental indenture to the applicable base indenture. The particular terms of each series of new debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The applicable issuer can issue new debt securities under the applicable base indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of new debt securities being offered will set forth the aggregate principal amount and other terms of the new debt securities, including, if applicable:

•	the title and ranking of the new debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which the new debt securities will be sold;

•	any limit on the aggregate principal amount of the new debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the new debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the new debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to the applicable issuer in respect of the new debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the applicable issuer may redeem the new debt securities;

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any obligation the applicable issuer will have to redeem or purchase the new debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of new debt securities and the

•

period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which the applicable issuer will repurchase new debt securities at the option of the holders of new debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the new debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the new debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the new debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the new debt securities, which may be U.S. dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the new debt securities will be made;

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if payments of the principal of or premium, if any, or interest on the new debt securities will be made in one or more currencies or currency units other than that or those in which the new debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of the principal of or premium, if any, or interest on the new debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the new debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the new debt securities;

•

any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or set forth in the applicable base indenture with respect to the new debt securities and any change in the acceleration provisions described in this prospectus or in the applicable base indenture with respect to the new debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the applicable base indenture with respect to the new debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the new debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if applicable, the terms of any guarantee of the new debt securities; and

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any other terms of the new debt securities, which may supplement, modify or delete any provision of the applicable base indenture as it applies to that series or any guarantees of new debt securities of that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

The applicable issuer may issue new debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the applicable base indenture. Information on material federal income tax considerations and other special considerations applicable to any of these new debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the new debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of new debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, material tax considerations, specific terms and other information with respect to that issue of new debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each new debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (which is referred to as a “book-entry debt security”) or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office the applicable issuer maintains for this purpose in accordance with the terms of the applicable base indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the applicable issuer through the trustee of the certificate to the new holder or the issuance by the applicable issuer through the trustee of a new certificate to the new holder or in accordance with the terms of the applicable base indenture.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

Any restrictive covenants applicable to any issue of new debt securities will be set forth in the applicable prospectus supplement.

No Protection In the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the new debt securities will not contain any provisions that may afford holders of the new debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of new debt securities.

Consolidation, Merger and Sale of Assets

The applicable issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any person (a “successor person”) unless:

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the applicable issuer is the surviving person or the successor person (if other than the applicable issuer) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the applicable issuer’s obligations on the new debt securities and under the applicable base indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiaries of the applicable issuer may consolidate with, merge into or transfer all or part of its properties to the applicable issuer.

Events of Default

“Event of Default” means, with respect to any series of new debt securities, any of the following:

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a default in the payment of any interest upon any new debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by the applicable issuer with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	a default in the payment of principal of any security of that series at its maturity;

•	a default in the deposit of any sinking fund payment, if, when and as due by the terms of the new debt securities of that series, and the continuance of such default for a period of 60 days;

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a default in the performance or breach of any other covenant or warranty by the applicable issuer (or, in the case the new debt securities of that series are subject to a guarantee, the guarantor of such guarantee) in the applicable base indenture (other than a covenant or warranty that has been included in the applicable base indenture solely for the benefit of a series of new debt securities other than that series), which default continues uncured for a period of 60 days after the applicable issuer receives written notice from the trustee or the applicable issuer and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding new debt securities of that series as provided in the applicable base indenture;

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if the new debt securities of such series are subject to a guarantee of a guarantor, such guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the applicable issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable base indenture or the terms of the new debt securities of that series;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the applicable issuer; and

•	any other Event of Default provided with respect to new debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of new debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of new debt securities (and, for these purposes, each of the 2029 notes, the 2030 notes and the 2031 notes will be deemed to be a separate series of new debt securities). The occurrence of certain Events of Default or an acceleration under the applicable base indenture may constitute an event of default under certain other indebtedness of the applicable issuer or its subsidiaries outstanding from time to time.

If an Event of Default with respect to new debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding new debt securities of that series may, by a notice in writing to the applicable issuer (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the new debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), and any premium and accrued and unpaid interest on, all new debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding new debt securities of the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding new debt securities. At any time after a declaration of acceleration with respect to new debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding new debt securities of that series may rescind and annul the acceleration if all Events of Default (other than the non-payment of accelerated principal, premium and interest, if any, with respect to new debt securities of that series) have been cured or waived as provided in the applicable base indenture. You are referred to the prospectus supplement relating to any series of new debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The applicable base indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable base indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding new debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the new debt securities of that series.

No holder of any new debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable base indenture or for the appointment of a receiver or trustee, or for any remedy under the applicable base indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to new debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding new debt securities of that series have made written request, and offered indemnity or security, satisfactory to the trustee to institute the proceeding as trustee, and the trustee has (x) not received from the holders of not less than a majority in principal amount of the outstanding new debt securities of that series a direction inconsistent with that request and (y) failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the applicable base indenture, the holder of any new debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that new debt security on or after the due dates expressed in that new debt security and to institute suit for the enforcement of payment.

The applicable base indenture will require the applicable issuer to, within 120 days after the end of its fiscal year, furnish to the trustee a statement as to compliance with the applicable base indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and is actually known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the Trustee has knowledge of such Default or Event of Default. The applicable base indenture will provide that the trustee may withhold notice to the holders of new debt securities of any series of any Default or Event of Default (except in payment on any new debt securities of that series) with respect to new debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those new debt securities.

Modification and Waiver

The applicable issuer, the applicable guarantors, if any, and the trustee may modify and amend the applicable base indenture or the new debt securities of any series without the consent of any holder of any new debt security:

•	to cure any ambiguity, defect or inconsistency;

•

to evidence the succession of another person to the applicable issuer or, if applicable, any guarantor and the assumption by such successor person of the covenants of the applicable issuer or such guarantor, as applicable, in or pursuant to the applicable base indenture and in the new debt securities or the guarantees of such guarantor, as applicable;

•	to secure or provide additional security for all or any new debt securities of any series;

•

to add to the covenants of the applicable issuer or, if applicable, any guarantor for the benefit of the holders of all or any new debt securities of any series or to surrender any right or power conferred upon the applicable issuer or, if applicable, any guarantor with regard to all or any new debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not materially adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form, terms and conditions of new debt securities of any series and any guarantees thereof, as permitted by the applicable base indenture;

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the new debt securities of one or more series and to add to or change any of the provisions of the applicable base indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable base indenture under the Trust Indenture Act;

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to amend the provisions of the applicable base indenture relating to the transfer and legending of new debt securities; provided, however, that (i) compliance with the applicable base indenture as so amended would not result in new debt securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of holders to transfer new debt securities, except as required by law;

•	to add any additional Events of Default for the benefit of the holders of all or any new debt securities of any series;

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to add to, change or eliminate any provision of the applicable base indenture in respect of all or any new debt securities of any series or any guarantees thereof, provided that such addition, change or elimination shall either (A) (i) not apply to any new debt security of any series or any guarantee thereof that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the holder of any such new debt security with respect to such provision; or (B) become effective only when there are no new debt securities outstanding;

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in the case of any new debt securities that, by their terms, may be converted into securities or other property (other than new debt securities of the same series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such new debt securities as required or permitted by the applicable base indenture and the terms of such new debt securities; or (B) permit or facilitate the issuance, payment or conversion of such new debt securities;

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to add any person as a guarantor of all or any new debt securities of any series, which new debt securities were not theretofore subject to a guarantee, or to add additional guarantors of all or any new debt securities of any series;

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to evidence the release and discharge of any guarantor from its obligations under its guarantees of any new debt securities and its obligations under the applicable base indenture in respect of any new debt securities, in each case in accordance with the applicable base indenture and the terms of such new debt securities; or

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to conform the text of the applicable base indenture or any new debt securities of any series or any guarantee to the description of the applicable base indenture, such new debt securities or such guarantee contained in this prospectus and the applicable prospectus supplement, provided that such supplemental indenture shall apply only to such new debt securities or guarantee.

Except to the extent the terms of a series of new debt securities otherwise provide with respect to any of such new debt securities or guarantee thereof, the applicable issuer may also modify and amend the applicable base indenture with the consent of the holders of at least a majority in principal amount of the outstanding new debt securities of each series affected by the modifications or amendments. However, no waiver or amendment may be made without the consent of the holders of each affected new debt security then outstanding if that waiver or amendment will:

•	reduce the amount of new debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any new debt security;

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reduce the principal of or premium, if any, on or change the fixed maturity of any new debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of new debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or any premium or interest on, any new debt security (except a rescission of acceleration of the new debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding new debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any new debt security payable in currency other than that stated in the new debt security;

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make any change to certain provisions of the applicable base indenture relating to, among other things, (i) the right of holders of new debt securities to receive payment of the principal of, or any premium or interest on, new debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any new debt security;

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in the case of any new debt security that is subject to a guarantee, release the guarantor of such guarantee from any of its obligations under such guarantee, except in accordance with the terms of the applicable base indenture and such new debt security;

•	make any change in the ranking or priority of any new debt security or any guarantee thereof that would adversely affect the holders of such new debt security; or

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in the case of any new debt security that provides that the holder thereof may require the applicable issuer to repurchase or convert such new debt security, impair such holder’s right to require such repurchase or effect such conversion of such Security in accordance with the applicable base indenture and the terms of such new debt security.

Except in certain circumstances, the holders of at least a majority in principal amount of the outstanding new debt securities of any series may on behalf of the holders of all new debt securities of that series waive compliance by the applicable issuer or any guarantor of new debt securities of that series with provisions of the applicable base indenture or guarantee. The holders of a majority in principal amount of the outstanding new debt securities of any series may, on behalf of the holders of all the new debt securities of such series, waive any past default under the applicable base indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any new debt security of that series. The holders of a majority in principal amount of the outstanding new debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of New Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The applicable base indenture will provide that, unless otherwise provided by the terms of the applicable series of new debt securities, the applicable issuer and the guarantors, if any, will be deemed to have paid and discharged the entire indebtedness on all the outstanding new debt securities of any series on the 123rd day after the date of the deposit referred to below, and the provisions of the applicable base indenture, as it relates to such outstanding new debt securities of such series, will no longer be in effect, except as to certain specified rights, powers, immunities and provisions. In order to effect such legal defeasance, the following conditions, among others, must be satisfied:

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subject to certain rights of the applicable issuer and guarantors, if any, the applicable issuer or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of new debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the new debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable base indenture and those new debt securities; and

•

such deposit will not result in a breach or violation of, or constitute a default under, the applicable base indenture or any other agreement or instrument to which the applicable issuer is a party or by which it is bound;

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no default or Event of Default with respect to the new debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date; and

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the applicable issuer or guarantor(s) must deliver to the trustee an opinion of counsel stating that the applicable issuer or guarantor(s), as applicable, have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable base indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the new debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The applicable base indenture will provide that, unless otherwise provided by the terms of the applicable series of new debt securities, upon compliance with certain conditions:

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the applicable issuer and, if applicable, may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the applicable base indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•

any omission to comply with those covenants, or with certain other Events of Default, will not constitute a default or an Event of Default with respect to the new debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

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subject to certain rights of the applicable issuer and guarantors, if any, the applicable issuer or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of new debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the new debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable base indenture and those new debt securities; and

•

the applicable issuer or guarantor(s) must deliver to the trustee an opinion of counsel to the effect that the holders of the new debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event the applicable issuer exercises its option to effect covenant defeasance with respect to any series of new debt securities, and the new debt securities of that series are declared due and payable immediately following an acceleration after the occurrence of any Event of Default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the new debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the new debt securities of that series at the time of such acceleration. However, the applicable issuer shall remain liable for those payments.

Governing Law

The applicable base indenture and the new debt securities, including any claim or controversy arising out of or relating to the applicable base indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof, other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

PLAN OF DISTRIBUTION

The issuers may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. The issuers also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from the applicable issuer in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by an issuer to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with any of the issuers, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any indemnification agreement will be described in the applicable prospectus supplement.

Unless specified otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than Kennedy-Wilson Holdings’ common stock, which is listed on the NYSE). If Kennedy-Wilson Holdings sells any shares of its common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. The issuers may elect to list any other securities issued hereunder on any exchange, but the issuers are not obligated to do so. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, the issuers may authorize underwriters or other persons acting as the issuers’ agents to solicit offers by institutions or other suitable purchasers to purchase the securities from the issuers at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than the issuers sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for the issuers in the ordinary course of business.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, will be identified in a prospectus supplement.

LEGAL MATTERS

Certain matters will be passed upon for the issuers by Latham & Watkins LLP, Los Angeles, California. Certain other matters will be passed on for the issuers by Kulik, Gottesman, Siegel & Ware, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and schedules of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of KW-G Multifamily Venture 1, LLC and its subsidiaries as of December 31, 2021 and for the period from June 25, 2021 (Inception) through December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Kennedy-Wilson Holdings common stock is Continental Stock Transfer & Trust Company. Its telephone number is (212) 509-4000.

Kennedy-Wilson Holdings, Inc.

$200,000,000

Common Stock

Prospectus Supplement

J.P. Morgan

BofA Securities

Deutsche Bank Securities

Evercore ISI

May 6, 2022